Exhibit 33.1

Assertion on Compliance with Regulation AB Criteria

Navient Solutions, LLC (formerly, Navient Solutions, Inc.), (the “Asserting Party”), a direct wholly owned subsidiary of Navient Corporation, is responsible for assessing compliance as of December 31, 2024 and for the period from January 1, 2024 through December 31, 2024 (the “Reporting Period”), with the servicing criteria set forth in Item 1122(d) of Regulation AB related to its servicing of student loan asset-backed securities transactions that were outstanding during the Reporting Period (collectively, the “Platform” and each such trust is a “Platform trust”), to the extent required by the related transaction agreements as to any transaction, except for servicing criteria Items 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(iii) and 1122(d)(4)(x)-1122(d)(4)(xiii), which the Asserting Party has concluded were not required of the Asserting Party under the related transaction agreements with respect to any Platform trust during the Reporting Period. Appendix A attached hereto identifies the servicing criteria, after giving effect to the exclusions identified herein, that are applicable to the Platform (the “Applicable Servicing Criteria”). Appendix B attached hereto identifies the outstanding student loan asset- backed securities transactions defined by the Asserting Party as constituting the Platform for which the Asserting Party acted as administrator or sub-administrator, as applicable (collectively, the “Administrator”) and servicer or subservicer, as applicable (collectively, the “Servicer”) during the Reporting Period.

With respect to servicing criteria Items 1122(d)(1)(i), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iv), 1122(d)(4)(iii) and 1122 (d)(4)(xv), the Asserting Party has concluded that such criteria are not applicable under the related transaction agreements for the SMB Private Education Loan Trust 2014-A transaction and the Goal Structured Solutions Trust 2016-B transaction.

The Asserting Party has assessed compliance with the Applicable Servicing Criteria and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform as a whole.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2024 and for the Reporting Period.

[Signature Page Follows]

Assertion on Compliance with Regulation AB Criteria

Navient Solutions, LLC, as Administrator and Servicer for the Platform trusts

/s/ Troy T. Standish
Troy T. Standish
President, Navient Solutions, LLC

March 31, 2025

Assertion on Compliance with Regulation AB Criteria

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA[1]
Reference	Criteria	Performed by Asserting Party[2]	Performed by third-party servicers[3]

General Servicing Consideration
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	Y
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the trust student loans are maintained.			Z
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X

Cash Collection and Administration
1122(d)(2)(i)
Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction documents.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X	Z
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Z
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	Y
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	Y

1 The servicing criteria marked in this column with a “Y” are inapplicable to the Asserting Party in the SMB Private Education Loan Trust 2014- A transaction in and the Goal Structured Solutions Trust 2016-B transaction in its role as subservicer pursuant to the related transaction agreements. The servicing criteria marked in this column with a “Z” are criteria that the Asserting Party concluded were not required of the Asserting Party under the related transaction agreements for any Platform trust during the Reporting Period.
2 Servicing criteria performed by the Asserting Party.
3 Asserting Party has outsourced certain servicing activities to third parties. Specifically, Nelnet Servicing, LLC performed certain servicing activities for SLM Student Loan Trust 2010-2 and Navient Student Loan Trust 2014-2 for the period from January 1, 2024 to December 31, 2024. Also, Higher Education Loan Authority of the State of Missouri performed substantially all of the servicing activities for each Platform trust for the period from July 1, 2024 to December 31, 2024. Additionally, for each Platform trust, the related indenture trustee performs certain servicing activities.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by third-party servicers
1122(d)(2)(vi)	Un-issued checks are safeguarded so as to prevent unauthorized access.			Z
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	Y

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.
		X	X	Y
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	Y
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X	Z
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	Y

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by third-party servicers
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the transaction documents or related student loan documents.	X	X
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the transaction documents.	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction documents.	X	X	Y
1122(d)(4)(iv)
Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.
		X	X
1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction documents and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the transaction documents. Such records are maintained on at least a monthly basis, or such other period specified in the transaction documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
		X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	X	X

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by third-party servicers
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the transaction documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the transaction documents.
Z
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction documents.
Z
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Z
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction documents.			Z
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction documents.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction documents.	X	X	Y

Appendix B

Trust Name:	Date of Issuance:
SLM Student Loan Trust 2006-2	February 23, 2006
SLM Student Loan Trust 2006-4	April 20, 2006
SLM Student Loan Trust 2006-5	June 21, 2006
SLM Student Loan Trust 2006-6	July 20, 2006
SLM Student Loan Trust 2006-7	August 10, 2006
SLM Student Loan Trust 2006-8	September 14, 2006
SLM Student Loan Trust 2006-9	October 12, 2006
SLM Student Loan Trust 2006-10	November 30, 2006
SLM Private Credit Student Loan Trust 2006-A	April 6, 2006
SLM Private Credit Student Loan Trust 2006-B	June 8, 2006
SLM Private Credit Student Loan Trust 2006-C	September 28, 2006
SLM Student Loan Trust 2007-1	January 25, 2007
SLM Student Loan Trust 2007-4	April 5, 2007
SLM Student Loan Trust 2007-5	July 19, 2007
SLM Student Loan Trust 2007-6	October 23, 2007
SLM Student Loan Trust 2007-7	November 8, 2007
SLM Student Loan Trust 2007-8	December 6, 2007
SLM Private Credit Student Loan Trust 2007-A	March 29, 2007
SLM Student Loan Trust 2008-2	February 7, 2008
SLM Student Loan Trust 2008-3	February 28, 2008
SLM Student Loan Trust 2008-4	April 17, 2008
SLM Student Loan Trust 2008-5	April 30, 2008
SLM Student Loan Trust 2008-6	June 12, 2008
SLM Student Loan Trust 2008-7	July 2, 2008
SLM Student Loan Trust 2009-1	April 9, 2009
SLM Student Loan Trust 2009-2	April 21, 2009
SLM Student Loan Trust 2010-1	April 15, 2010
SLM Student Loan Trust 2010-2	August 26, 2010
SLM Student Loan Trust 2011-1	March 3, 2011
SLM Student Loan Trust 2011-2	May 26, 2011
SLM Student Loan Trust 2011-3	November 18, 2011
SLM Student Loan Trust 2012-1	January 19, 2012
SLM Student Loan Trust 2012-2	March 15, 2012
SLM Student Loan Trust 2012-3	May 3, 2012
SLM Student Loan Trust 2012-5	July 19, 2012
SLM Student Loan Trust 2012-6	September 20, 2012
SLM Student Loan Trust 2012-7	November 8, 2012
SLM Student Loan Trust 2013-1	February 14, 2013
SLM Student Loan Trust 2013-2	April 11, 2013
SLM Student Loan Trust 2013-3	June 20, 2013

SLM Student Loan Trust 2013-4	August 15, 2013
SLM Student Loan Trust 2013-5	September 19, 2013
SLM Student Loan Trust 2013-6	November 14, 2013
SLM Student Loan Trust 2014-1	January 28, 2014
SLM Student Loan Trust 2014-2	March 27, 2014
Navient Student Loan Trust 2014-1	May 29, 2014
Navient Student Loan Trust 2014-2	August 14, 2014
Navient Student Loan Trust 2014-3	August 14, 2014
Navient Student Loan Trust 2014-4	August 14, 2014
Navient Student Loan Trust 2014-5	August 14, 2014
Navient Student Loan Trust 2014-6	August 14, 2014
Navient Student Loan Trust 2014-7	August 14, 2014
Navient Student Loan Trust 2014-8	November 25, 2014
Navient Student Loan Trust 2015-1	February 26, 2015
Navient Student Loan Trust 2015-2	April 23, 2015
Navient Student Loan Trust 2015-3	June 18, 2015
SLC Student Loan Trust 2004-1	November 23, 2004
SLC Student Loan Trust 2005-1	June 15, 2005
SLC Student Loan Trust 2005-2	September 28, 2005
SLC Student Loan Trust 2005-3	December 15, 2005
SLC Student Loan Trust 2006-1	June 28, 2006
SLC Student Loan Trust 2006-2	September 19, 2006
SLC Student Loan Trust 2007-1	June 26, 2007
SLC Student Loan Trust 2007-2	November 27, 2007
SLC Student Loan Trust 2008-1	March 28, 2008
SLC Student Loan Trust 2008-2	June 26, 2008
SLC Student Loan Trust 2009-1	February 13, 2009
SLC Student Loan Trust 2009-2	July 23, 2009
SLC Student Loan Trust 2009-3	December 22, 2009
SLC Student Loan Trust 2010-1	July 6, 2010
SMB Private Education Loan Trust 2014-A	August 7, 2014
Goal Structured Solutions Trust 2016-B	December 23, 2016